EXHIBIT 99.3

March 10, 2005

Board of Directors
International Steel Group Inc.
4020 Kinross Lake Parkway
Richfield, Ohio 44286-9000

Re: Amendment No. 3 to the Form F-4 Registration Statement of Mittal Steel Company N.V. (formerly known as Ispat International N.V.) containing a Joint Proxy/Prospectus for Mittal Steel Company and International Steel Group Inc. (File No. 333-121220)

Gentlemen:

Reference is made to our opinion letter, dated October 24, 2004, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of International Steel Group Inc. (the “Company”) of the Consideration (as defined in our opinion letter) to be received by the holders of Shares, taken in the aggregate, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 24, 2004, among Ispat International N.V., Park Acquisition Corp. and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Amendment No. 3 to the Form F-4 Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary of the Proxy Statement/Prospectus — Opinions of ISG’s Financial Advisors”, “The Merger — Background of the Merger”, “The Merger — ISG’s Reasons for the Merger”, “The Merger — Opinions of ISG’s Financial Advisors — Goldman Sachs” and “— Financial Analyses Used by UBS and Goldman Sachs” and to the inclusion of the foregoing opinion in the above-mentioned version of the Form F-4 Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Board of Directors
International Steel Group Inc.
March 10, 2005
Page Two

Very truly yours,

  /s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)